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                                                                    EXHIBIT 3(i)


                       SALEM COMMUNITY BANKSHARES, INC.


                           Articles of Incorporation
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                                                                    EXHIBIT 3(i)

                                   RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                       Salem Community Bankshares, Inc.

     1.  The name of the Corporation is Salem Community Bankshares, Inc.

     2. (a) The aggregate number of shares which the Corporation is authorized to issue is as follows:

                 Class               Number of Shares
                 -----               ----------------

                 Common                 10,000,000
                Preferred               10,000,000

          (b) The Board of Directors of the Corporation (the "Board of Directors") may, by amending these Articles of Incorporation (the "Articles") by filing Articles of Amendment with the Virginia State Corporation Commission, fix in whole or in part the preferences, limitations and rights, within the limits set by law, of (i) any class of shares, before the issuance of any shares of that class, or (ii) one or more series within a class, before the issuance of any shares within that series.

          (c) The preferred stock (including any shares of preferred stock restored to the status of authorized but unissued preferred stock undesignated as to series pursuant to this Article 2(c)) may be divided into one or more series and issued from time to time with such preferences, privileges, limitations, and relative rights as shall be fixed and determined by the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors is expressly authorized to the fullest extent permitted from time to time by law to fix:
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          (i)   the distinctive serial designations and the division of shares of preferred stock into one or more series and the number of shares of a particular series, which may be increased or decreased (but not below the number of shares thereof then outstanding);

          (ii) the rate or amount (or the method of determining the rate or amount) and times at which, the form in which, and the preferences and conditions under which, dividends shall be payable on shares of a particular series, the status of such dividends as cumulative, partially cumulative, or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such series as participating or nonparticipating with shares of other classes or series;

          (iii) the price or prices at which, the consideration for which, the period or periods within which and the terms and conditions, if any, upon which the shares of a particular series may be redeemed, in whole or in part, at the option of the Corporation or otherwise;

          (iv) the amount or amounts and rights and preferences, if any, to which the Holders (as defined in Article 3 below) of shares of a particular series are entitled or shall have upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation;

          (v) the rights and preferences over or otherwise in relation to any other class or series (including other series of preferred stock), as to the right to receive dividends and/or the right to receive payments out of the net assets of the Corporation

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upon any involuntary or voluntary liquidation, dissolution or winding up of the
Corporation;

          (vi) the right, if any, of the Holders of a particular series, the Corporation or another person to convert or cause conversion of shares of such series into shares of other classes or series or into other securities, cash, indebtedness or other property, or to exchange or cause exchange of such shares for shares of other classes or series or other securities, cash, indebtedness or other property, and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and exchange, and the terms and conditions or adjustments, if any, at which such conversion or exchange may be made or caused;

          (vii) the obligation, if any, of the Corporation to redeem, purchase or otherwise acquire, in whole or in part, shares of a particular series for a sinking fund or otherwise, the terms and conditions thereof, if any, including the price or prices and the nature of the consideration payable for such shares so redeemed, purchased or otherwise acquired;

          (viii) the voting rights, if any, including special, conditional or limited voting rights, of the shares of a particular series in addition to those required by law, including the number of votes per share and any requirement for the approval by the Holders of shares of all series of preferred stock, or of the shares of one or more series thereof, or of both, in an amount greater than a majority, up to such amount as is in

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accordance with applicable law or these Articles, as a condition to specified corporate action or amendments to the Articles; and

          (ix) any other preferences, limitations and relative rights which may be so determined by resolution or resolutions of the Board of Directors.

          Shares of preferred stock shall rank prior or superior to the common stock in respect of the right to receive dividends and/or the right to receive payments out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation. All shares of preferred stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion or exchange) shall be cancelled and thereupon restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

          (d) The Holders of common stock, to the exclusion of any other class of stock of the Corporation, have sole and full power to vote for the election of directors and for all other purposes without limitation except only (i) as otherwise expressly provided in the serial designation of any series of preferred stock, (ii) as otherwise expressly provided in these Articles and
(iii) as otherwise expressly provided by the then existing laws of the Commonwealth of Virginia. The Holders of common stock will have one vote for each share of common stock held by them. The outstanding shares of common stock, upon dissolution, liquidation or winding up of the Corporation, entitle their Holders to share, pro rata, based on the number of shares owned, in the Corporation's assets remaining after payment or provisions for payment of all debts and liabilities of the Corporation, and after

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provisions for the outstanding shares of any class of stock or other security having senior liquidation rights to the common stock.

          (e) No Holder of shares of stock of any class of the Corporation will have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations of the Corporation convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof.

     3. (a) Subject to the rights of Holders of any series of preferred stock to elect directors under specified circumstances:

          (i) The number of directors of the Corporation, not less than five nor more than twenty-five, shall be set by the Bylaws; provided that, in the absence of a provision in the Bylaws fixing the number of directors, the number of directors shall be fifteen. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of directors of the first class to expire at the first annual meeting of the shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders and until their respective successors are elected and shall qualify. In the

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event of any increase or decrease in the number of directors fixed by the
Bylaws, all classes of directors shall be increased or decreased as equally as may be possible.

          (ii) Newly-created directorships resulting from an increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director may be removed from office only for cause and only by the affirmative vote of the Holders of not less than two-thirds of each class of the voting stock of the Corporation then outstanding at a meeting called for that purpose.

          (b) The power to adopt, alter, amend or repeal Bylaws is vested in the Board of Directors, which may take such action by the vote of a majority of the directors present and voting at a meeting at which a quorum is present, provided that if, as of the date such action shall occur, there is an Interested Shareholder, such majority must include a majority of the Continuing Directors. The Bylaws may contain any provision respecting the affairs, business, governance or other matters relating to the Corporation not inconsistent with the express provisions of these Articles. Shareholders, by the affirmative vote of the Holders of not less than 80 percent of each class of the voting stock of the Corporation then outstanding, may (i) adopt new Bylaws, or (ii) alter, amend or repeal Bylaws adopted by either the shareholders or the Board, and (iii) prescribe that

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any Bylaw made by them shall not be altered, amended or repealed by the Board
(provided that if the shareholders do not so prescribe, any Bylaw made by them may be altered, amended or repealed by the Board).

          (c) The affirmative vote of the Holders of not less than 80 percent of each class of the voting stock of the Corporation then outstanding shall be required to amend or repeal this Article 3 or adopt any provision of the Articles or Bylaws inconsistent with this Article 3.

          (d)  For purposes of this Article 3:

               (i) "Person" means any individual, firm, corporation or other entity.

               (ii) "Interested Shareholder" means (A) any Person (other than the Corporation, a Subsidiary, or any profit-sharing, employee stock ownership or employee benefit plan of the Corporation or a Subsidiary, or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 ("`34 Act") the date these Articles first became effective) of five percent or more of the outstanding capital stock of the Corporation entitled to vote for the election of directors, and (B) any Affiliate or Associate of any such Person.

               (iii) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the `34 Act as in effect on the date these Articles first became effective.

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               (iv)   "Subsidiary" means any business entity, 50 percent or more of which is directly or indirectly owned by the Corporation.

               (v) "Continuing Director" means any member of the Board of Directors who is neither an Interested Shareholder nor affiliated with an Interested Shareholder and who was a member of the Board of Directors immediately prior to the time that the Interested Shareholder became an Interested Shareholder.

               (vi) "Holders" means the holders of all classes and series of the capital stock of the Corporation, except as otherwise specifically provided herein.

     4. To the full extent that the laws of the Commonwealth of Virginia, as they now or may hereafter exist, permit the limitation or elimination of the liability of directors or officers, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for any monetary damages.

     5. (a) The Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding, including a proceeding by or in the right of the Corporation, by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or non-profit enterprise against all liabilities and expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and

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reimbursement for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from him to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited unsecured general obligation of the director or officer and shall be accepted without reference to his ability to make repayment. The Board of Directors is hereby empowered to contract in advance to indemnify and advance the expenses of any director or officer. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its
                                                          ---- -----------
equivalent shall not, by itself, create a presumption that the director or officer did not meet the standard of conduct entitling him to indemnity hereunder.

          (b) The Board of Directors is hereby empowered to cause the Corporation to indemnify and make advances and reimbursement for expenses (or contract in advance for the same) incurred by any person not specified in paragraph (a) of this Article 5 who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or non-profit enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in paragraph (a) of this Article.

          (c) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may

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determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

          (d) Except as hereinafter provided, all determinations as to the permissibility of indemnification and advances and reimbursement for expenses (including contracts with respect thereto) shall be made by a majority vote of a quorum consisting of directors not at the time parties to the proceeding. In the event such a quorum cannot be obtained to make any determination as to the permissibility of indemnification and advances and reimbursement for expenses with respect to any claim for indemnification (including contracts with respect thereto), or in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act with respect to which indemnification is claimed, such determination shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

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          (e) The provisions of this Article shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption.
No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

          (f) Except to the extent inconsistent with this Article, terms used herein shall have the same meanings assigned them in the Indemnification Article of the Virginia Stock Corporation Act, as now in effect or hereafter amended or replaced. Without limitation, it is expressly understood that reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

    6. (a) Except for any Business Combination, any plan of merger, share exchange, a transaction involving the sale of all or substantially all of the assets of the Corporation other than in the regular course of business and the adoption of any plan of dissolution or liquidation shall be approved by the affirmative vote of a majority of the Holders of all the shares cast on such transaction by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present provided that the transaction has been approved and recommended by at least a majority of the Board of Directors. If such a transaction (excluding a Business Combination) is not so

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approved and recommended, then the transaction shall be approved by the affirmative vote of the Holders of not less than 80% of each class of the voting stock of the Corporation then outstanding.

         (b) Any Business Combination shall require the affirmative vote of a majority of the Holders of all the shares cast on such transaction by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present if the conditions of either of paragraphs (i) or
(ii) are met:

          (i) The Business Combination has been approved by a vote of a majority of the Board of Directors, including a majority of all the Continuing Directors; or

          (ii)  All of the following conditions have been satisfied:

                (A) The Holders shall receive the aggregate amount of (x) cash and (y) fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' assessing fees) paid by the Interested Shareholder for any shares of such class or series of stock acquired by the Interested Shareholder. However, if the highest preferential amount per share of a series of preferred stock to which the Holders thereof would be entitled in the event of any voluntary or-involuntary liquidation, dissolution or winding up of the affairs of the Corporation (regardless of whether the Business Combination constitutes such an event) is greater than such aggregate amount, Holders of such series of preferred stock

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shall receive at least the highest preferential amount per share applicable to such series of preferred stock; and

                     (B) The consideration to be received by Holders of any class or series of outstanding common or preferred stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of stock. If the Interested Shareholder has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by the Interested Shareholder; and

                     (C) A proxy statement satisfying the requirements of the `34 Act and the rules and regulations thereunder (or any subsequent provisions replacing the `34 Act and such rules and regulations) shall be mailed to the shareholders of the Corporation at least 45 days prior to the holding of any meeting of shareholders of the Corporation to vote upon the Business Combination (whether or not such proxy or information statement is required pursuant to the `34 Act or any subsequent provisions) and shall contain in the forepart thereof in a prominent place any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the

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Holders of any class or series of voting stock of the Corporation other than the
Interested Shareholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid by the Corporation a reasonable fee for its services upon receipt by the Corporation of such opinion).

          (b) If the provisions of paragraph (a) of this Article 6 have not been satisfied, any Business Combination shall require the affirmative vote of the Holders of at least 80 percent of each class of the voting stock of the Corporation then outstanding. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement of the Corporation with any national securities exchange or otherwise.

          (c)  For the purposes of this Article 6:

               (i)  "Business Combination" means any of the following:

                    (A) Any merger or consolidation of the Corporation or any Subsidiary with or into (x) any Interested Shareholder, or (y) any other Corporation which, after such merger or consolidation, would be an Interested Shareholder; or

                    (B) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Shareholder of any assets of the Corporation or any Subsidiary when such assets have an aggregate fair market value of $500,000 or more; or

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                    (C)  The issuance or transfer to any Interested Shareholder by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any equity securities of the Corporation or any Subsidiary where any such equity securities have an aggregate fair market value of $500,000 or more; or

                    (D) Any reclassification of securities (including any preferred stock split) or recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect of directly or indirectly increasing the percentage of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder; or

                    (E) Any agreement, contract, or other arrangement providing for any of the transactions described in this definition of a "Business Combination;" or

                    (F) The Corporation or any of its Subsidiaries entering into a partnership agreement with any Interested Shareholder.

               (ii) The terms "Person," "Interested Shareholder," "Affiliate," "Associate," "Subsidiary," "Continuing Director" and "Holders," as used in this
Article 6, shall have the meanings and be as defined in Article 3 of these Articles.
          (d) A majority of the Continuing Directors shall have the power to make all determinations with respect to this Article 6, including, without limitation, determining

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which transactions are Business Combinations, the Persons who are Interested
Shareholders, the time at which an Interested Shareholder became an Interested Shareholder, the fair market value of any assets, securities or other property, and whether a Person is an Affiliate or Associate of another, and any such determinations of such Continuing Directors shall be conclusive and binding.

          (e) Nothing contained in this Article 6 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

          (f) Notwithstanding any other provisions of these Articles or of the Bylaws of the Corporation (and in addition to any other vote that may be required by law or the Bylaws of the Corporation), the affirmative vote of the Holders of not less than 80 percent of each class of the voting stock of the Corporation then outstanding shall be required in order to amend or repeal this
Article 6 or adopt any provision inconsistent herewith.

     7. Unless a greater vote is required by law, by these Articles, or by resolution of the Board as a condition to its submission of a proposed amendment to these Articles for shareholder approval, any amendment to these Articles which must be adopted by shareholders shall be so adopted upon being approved by a majority of all the votes cast on the amendment by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group exists.

     8. The Corporation's initial registered office shall be located in the City of Roanoke at 1800 First Union Tower, 10 South Jefferson Street, Roanoke, Virginia 24011.

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The Corporation's initial registered agent shall be Douglas W. Densmore, whose address is the same as the Corporation's registered office and who is a resident of Virginia and a member of the Virginia State Bar.

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